Exhibit 3.1

THIRD AMENDED AND RESTATED

BYLAWS
OF
QORVO, INC.
a Delaware corporation

Adopted May 16, 2025

Article I. CORPORATE OFFICES	1
1.1 REGISTERED OFFICE	1
1.2 OTHER OFFICES	1
Article II. MEETINGS OF STOCKHOLDERS	1
2.1 PLACE OF MEETINGS	1
2.2 ANNUAL MEETING	1
2.3 SPECIAL MEETING	5
2.4 GENERAL PROVISIONS REGARDING STOCKHOLDER NOMINATIONS AND PROPOSALS; ELIGIBILITY OF NOMINEES	9
2.5 PROXY ACCESS FOR DIRECTOR NOMINATIONS	11
2.6 NOTICE OF MEETINGS OF STOCKHOLDERS	17
2.7 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	18
2.8 QUORUM	18
2.9 ADJOURNED MEETING; NOTICE	18
2.10 VOTING	19
2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT	19
2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING	19
2.13 PROXIES	20
2.14 ORGANIZATION	20
2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE	20
2.16 REMOTE COMMUNICATION	21
2.17 DELIVERY OF INFORMATION BY STOCKHOLDERS	21
Article III. DIRECTORS	22
3.1 POWERS	22
3.2 NUMBER OF DIRECTORS	22
3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS	22
3.4 RESIGNATION AND VACANCIES	22
3.5 REMOVAL OF DIRECTORS	23
3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE	23
3.7 REGULAR MEETINGS	23
3.8 SPECIAL MEETINGS; NOTICE	23
3.9 QUORUM	24
3.10 ADJOURNMENT	24
3.11 NOTICE OF ADJOURNMENT	24
3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	24
3.13 FEES AND COMPENSATION OF DIRECTORS	24
3.14 SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION	25
Article IV. COMMITTEES	25
4.1 COMMITTEES OF DIRECTORS	25
4.2 MEETINGS AND ACTION OF COMMITTEES	25

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4.3 COMMITTEE MINUTES	26
Article V. OFFICERS	26
5.1 OFFICERS	26
5.2 ELECTION OF OFFICERS	26
5.3 SUBORDINATE OFFICERS	26
5.4 REMOVAL AND RESIGNATION OF OFFICERS	26
5.5 VACANCIES IN OFFICES	27
5.6 CHAIRMAN OF THE BOARD	27
5.7 CHIEF EXECUTIVE OFFICER; PRESIDENT	27
5.8 VICE PRESIDENTS	27
5.9 SECRETARY	28
5.10 CHIEF FINANCIAL OFFICER	28
5.11 ASSISTANT SECRETARY	28
5.12 ADMINISTRATIVE OFFICERS	29
5.13 AUTHORITY AND DUTIES OF OFFICERS	29
Article VI. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS	29
6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS	29
6.2 INDEMNIFICATION OF OTHERS	30
6.3 INSURANCE	30
6.4 EXPENSES	30
6.5 NON-EXCLUSIVITY OF RIGHTS; OTHER SOURCES	31
6.6 SURVIVAL OF RIGHTS	31
6.7 AMENDMENTS	31
6.8 SEVERABILITY	31
6.9 NOTICE	32
6.10 CLAIMS	32
6.11 DEFINITIONS	32
Article VII. GENERAL MATTERS	32
7.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING	32
7.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS	33
7.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED	33
7.4 STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES	33
7.5 LOST CERTIFICATES	34
7.6 TRANSFER AGENTS AND REGISTRARS	34
7.7 CONSTRUCTION; DEFINITIONS	34
Article VIII. MANNER OF GIVING NOTICE AND WAIVER	34
8.1 NOTICE OF STOCKHOLDERS’ MEETINGS	34
8.2 NOTICE BY ELECTRONIC TRANSMISSION	34
8.3 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	35

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8.4 EXCEPTIONS TO REQUIREMENT OF NOTICE	35
8.5 WAIVER OF NOTICE	35
Article IX. AMENDMENTS	36
Article X. FORUM FOR ADJUDICATION OF DISPUTES	36

iii

THIRD AMENDED AND RESTATED
BYLAWS
OF
QORVO, INC.
(a Delaware corporation)

Article I.
CORPORATE OFFICES

1.1 REGISTERED OFFICE

The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.

1.2 OTHER OFFICES

The corporation may at any time have offices at any place or places within or outside the State of Delaware as the board of directors may determine or as the business or affairs of the corporation may require.

Article II.
MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In lieu of holding a stockholders’ meeting at a designated place, the board of directors, in its sole discretion, may determine that any stockholders’ meeting may be held solely by means of remote communication. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

2.2 ANNUAL MEETING

(a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other business properly brought before the meeting may be transacted. The board of directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the board of directors.

(b) Nominations of persons for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the corporation’s notice of meeting given by or at the direction of the board of directors; (ii) by or at the direction of the board of directors; (iii) by any stockholder of the corporation who (A) was a stockholder of record at the time of giving of notice provided for in this bylaw and at the time of the annual meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures and information requirements set forth in Section 2.2(c) of these bylaws as to such business or nomination, including without limitation providing timely updates and supplements to the information contained therein; or (iv) with respect to the nominations of persons for election to the board of directors pursuant to Section 2.5 of these bylaws, by an Eligible Stockholder (as defined in Section 2.5(b) of these bylaws) who complies with the requirements of Section 2.5 of these bylaws; clauses (iii) and (iv) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(c) Without qualification, for any nominations (other than nominations made pursuant to Section 2.5) or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.2(b)(iii) of these bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date (or if no annual meeting was held in the previous year), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of (x) the 120th day prior to the date of such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment, rescheduling or postponement of an annual meeting for which notice has been given or a public announcement of the meeting date has been made, for the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at an annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. To be in proper form, a stockholder’s notice to the Secretary, given pursuant to this Section 2.2(c) or Section 2.3(b) of these bylaws, must: (i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation’s books, and of any stockholder associated person, (B) (1) the class or series and number of shares of the corporation that are, directly or indirectly, owned beneficially and of record by such stockholder or any stockholder associated person, including any class or series of shares of the corporation that the stockholder and stockholder associated person has the right to acquire beneficial ownership of, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or any stockholder associated person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any stockholder associated person has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of this Section 2.2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security (any of the foregoing, a “Short Interest”)), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or any stockholder associated person that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments or Short Interest held, directly or indirectly, by a general or limited partnership in which such stockholder or any stockholder associated person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such stockholder or any stockholder associated person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments or Short Interest, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation (a list of which will be provided promptly following a request therefor by the stockholder) held by such stockholder or any stockholder associated person, (9) any direct or indirect interest of such stockholder or any stockholder associated person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (10) a description of any agreement, arrangement or understanding with respect to the nomination or other proposal between or among such stockholder, any stockholder associated person and any other person (including without limitation the identities of all parties thereto), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), (C) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder or any stockholder associated person, and (D) any other information relating to such stockholder or any stockholder associated person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest (including without limitation any substantial interest within the meaning of Item 5 of Schedule 14A under the Exchange Act) of such stockholder or any stockholder associated person in such business; (iii) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including without limitation such person’s written consent to being named in a proxy statement as a nominee and a written statement of intent to serve as a director for the full term if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or any stockholder associated person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Exchange Act if the stockholder making the nomination or any stockholder associated person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) with respect to each nominee for election or reelection to the board of directors, include completed and signed questionnaire(s), representation(s) and agreement(s) required by Section 2.4(b) of these bylaws; and (v) with respect to the stockholder and any stockholder associated person, include completed and signed representation(s) (A) as to whether such stockholder is a holder of record of stock of the corporation entitled to vote at the meeting for which such notice is being delivered and intends to appear in person or by proxy at such meeting to bring such nomination or other business before such meeting, (B) as to whether such stockholder or any stockholder associated person intends or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of, in the case of a business proposal, at least the percentage of the voting power of stock issued and outstanding that is required to approve or adopt the proposal, and, in the case of a nominee, at least the percentage of the voting power of stock issued and outstanding that is reasonably believed by such stockholder or stockholder associated person to be sufficient to elect each such nominee, (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (3) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act, and if so, that such stockholder will comply with all legal requirements set forth in Rule 14a-19 under the Exchange Act (including without limitation the requirement to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees) and/or (4) nominate directors or propose business at the meeting, and (C) as to whether such stockholder and any stockholder associated person has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of the corporation. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than 5 days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.2(c) or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under these bylaws or enable or be deemed to permit a stockholder who has previously submitted a notice under these bylaws to amend or update any proposal or to submit any new proposal, including without limitation by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(d) For purposes of these bylaws, “stockholder associated person” of any stockholder means: (i) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (ii) any affiliates or associates of such stockholder or any beneficial owner described in clause (i); and (iii) any affiliate who controls such stockholder or any beneficial owner described in clause (i).

2.3 SPECIAL MEETING

(a)   (A)  A special meeting of stockholders may be called only (i) at any time by the board of directors, or (ii) upon the written request delivered to the Secretary of the corporation at the principal executive offices of the corporation, signed and dated by one or more stockholders of record, or beneficial owners, if any, of the corporation (the “Requesting Stockholders”) who own not less than 25% of the voting power of the outstanding shares of common stock of the corporation entitled to vote on each of the matters proposed to be considered at such special meeting (the “Requisite Percentage”) and who have complied with all respects of this Section 2.3. Except as otherwise required by law, notice of the special meeting shall be given in accordance with Section 2.6 of these bylaws. The board of directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the board of directors.

(B)  To be in proper form, any request or requests for a special meeting pursuant to clause (ii) of the first sentence of Section 2.3(a)(A) above (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”): (i) must be delivered in accordance with clause (ii) of the first sentence of Section 2.3(a)(A) by one or more Requesting Stockholders who (a) at the time each Special Meeting Request is delivered, own or are acting on behalf of persons who own, the Requisite Percentage, (b) shall not revoke such Special Meeting Request and (c) shall continue to own not less than the Requisite Percentage through the date of the special meeting; (ii) must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Stockholder; (iii) must contain such information, statements, representations, agreements and other documents required by these bylaws as though such Requesting Stockholders are intending to nominate a candidate for director or propose other business to be brought before an annual meeting of stockholders pursuant to Sections 2.2 and 2.4 of these bylaws; (iv) must contain (a) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of common stock of the corporation owned by the Requesting Stockholders and (b) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (v) must provide documentary evidence that, at the time the Special Meeting Request is delivered to the Secretary of the corporation, the Requesting Stockholders own the Requisite Percentage; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, such evidence must be delivered to the Secretary of the corporation within 10 days after delivery of the Special Meeting Request) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage at the time such Special Meeting Request is delivered to the Secretary.

In determining whether a request for a special meeting has been properly made in accordance with clause (ii) of the first sentence of Section 2.3(a)(A), multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at such meeting (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant Special Meeting Request), and in each case, as determined by the board of directors in accordance with the directors’ fiduciary duties, and (ii) such Special Meeting Requests have been delivered to, and received by, the Secretary of the corporation at the principal executive offices of the corporation no later than the close of business on the 10th day following the earliest dated Special Meeting Request (whether or not such earliest dated Special Meeting Request later is revoked). Any Requesting Stockholder may revoke their Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the corporation delivered to, and received by, the Secretary of the corporation at the principal executive offices of the corporation. If, following such revocation, there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the board of directors, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a qualified representative (as defined in Section 2.4 of these bylaws) to present the business proposed to be conducted at the special meeting, the corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

For purposes of this Section 2.3(a), the terms “owned,” “owning” and other variations of the word “own” shall have the meaning set forth in Section 2.5(c)(iv) of these bylaws.

(C)  The Secretary of the corporation shall not be required to call a special meeting pursuant to clause (ii) of the first sentence of Section 2.3(a)(A) if, in the determination of the board of directors made in accordance with the directors’ fiduciary duties: (i) the Special Meeting Request does not comply with these bylaws; (ii) the matter(s) set forth in the Special Meeting Request relates to an item of business that is not a proper matter for stockholder action under the Delaware General Corporation Law; (iii) the Special Meeting Request is received by the Secretary of the corporation during the period commencing 150 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of the close of business (x) on the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous meeting; (iv) an identical or substantially similar item of business, as determined by the board of directors in accordance with the directors’ fiduciary duties (a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than 12 months before the Special Meeting Request is received by the Secretary of the corporation; (v) a Similar Item was presented at a meeting of stockholders held not more than 120 days before the Special Meeting Request is received by the Secretary of the corporation; (vi) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for 150 days after the Special Meeting Request is received by the Secretary of the corporation; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Section 2.3(a)(C), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the board of directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(D)  A special meeting called pursuant to clause (ii) of the first sentence of Section 2.3(a)(A) shall be held at such date, time and place, if any, as may be fixed by the board of directors in accordance with these bylaws, provided, however, that the special meeting shall not be held more than 150 days after receipt by the corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the board of directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the board of directors to call an annual meeting or a special meeting. Each Requesting Stockholder is required to (i) update and supplement the Special Meeting Request delivered pursuant to Section 2.3(a)(B), if necessary so that it is true and correct as of the record date for the special meeting, not later than 10 days following the later of the record date for the meeting day or the date notice of the record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date, (ii) update and supplement the Special Meeting Request delivered pursuant to Section 2.3(a)(B) in accordance with the requirements under Section 2.2 of these bylaws as if such requirements apply herein mutatis mutandis and (ii) promptly provide any other information reasonably requested by the corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.3(a)(D) shall not limit the corporation's rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these bylaws or enable or be deemed to permit a stockholder who has previously submitted a request under these bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.

(E)  To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors or (ii) otherwise properly brought before the meeting by or at the direction of the board of directors. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the Special Meeting Request(s) received from the Requisite Percentage of Requesting Stockholders and (y) any additional matters the board of directors determines to include in the corporation’s notice of the special meeting. Except as otherwise provided by the Delaware General Corporation Law, the certificate of incorporation of the corporation or these bylaws, the chairman of the special meeting shall have the power and authority, subject to the supervision of the board of directors, to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 2.3 or as required by the Delaware General Corporation Law.

(b)  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 2.3(a) above. Nominations of persons for election to the board of directors (other than pursuant to Section 2.5 of these bylaws) may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting only  (i) by or at the direction of the board of directors, (ii) if and to the extent the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of notice provided for in these bylaws and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures and information requirements set forth in these bylaws as to such nomination, including without limitation providing timely updates and supplements to the information contained therein, or (iii) in the case of a stockholder-requested meeting called pursuant to clause (ii) of Section 2.3(a)(A) above, by any stockholder pursuant to Section 2.3(a) above. In the event the corporation calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate (other than pursuant to Section 2.5 of these bylaws) a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 2.2(c) of these bylaws with respect to any such nomination (including the completed and signed questionnaire(s), representation(s) and agreement(s) required by Section 2.4(b) of these bylaws) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 150th day prior to the date of such special meeting and not later than the close of business on the later of (x) the 120th day prior to the date of such special meeting or (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the special meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than 5 days after the record date for the special meeting in the case of the update and supplement required to be made as of the record date for the special meeting, and not later than 8 days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.3(b) or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the bylaws to amend or update any proposal or to submit any new proposal, including without limitation by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. In the case of a stockholder-requested special meeting called pursuant to clause (ii) of Section 2.3(a)(A), notwithstanding any other provision of these bylaws, no stockholder may nominate a person for election to the board of directors or propose any other business to be considered at the meeting, except pursuant to the Special Meeting Request(s) delivered for such special meeting pursuant to Section 2.3(a) above.

be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the bylaws to amend or update any proposal or to submit any new proposal, including without limitation by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. In the case of a stockholder-requested special meeting called pursuant to clause (ii) of Section 2.3(a)(A), notwithstanding any other provision of these bylaws, no stockholder may nominate a person for election to the board of directors or propose any other business to be considered at the meeting, except pursuant to the Special Meeting Request(s) delivered for such special meeting pursuant to Section 2.3(a) above.

2.4 GENERAL PROVISIONS REGARDING STOCKHOLDER NOMINATIONS AND PROPOSALS; ELIGIBILITY OF NOMINEES

(a) Subject to Section 3.4 of these bylaws, only such persons who are nominated in accordance with the procedures set forth in Section 2.2 through Section 2.5 of these bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.2 through Section 2.4 of these bylaws, and, except as otherwise required by the Delaware General Corporation Law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal. Except as otherwise provided by the Delaware General Corporation Law, the certificate of incorporation or these bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination (other than a nomination made pursuant to Section 2.5 of these bylaws) or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these bylaws (including without limitation satisfying the information requirements set forth therein with accurate and complete information) and, if any proposed nomination or business is not in compliance with these bylaws (or any applicable rule or regulation identified therein), to declare that such defective proposal or nomination shall be disregarded (and in which case any such nominee shall be disqualified), notwithstanding that proxies or votes in respect of such nomination or proposal may have been received by the corporation. Notwithstanding the provisions of Sections 2.2 through 2.4, unless otherwise required by law, if (i) a stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination (other than a nomination made pursuant to Section 2.5 of these bylaws) or proposed business made by such stockholder pursuant to Section 2.2 or 2.3, or (ii) if such stockholder, any stockholder associated person, or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by Sections 2.2 through 2.4, such proposal or nomination shall be disregarded (and such nominee shall be disqualified), notwithstanding that proxies or votes in respect of such nomination or proposal may have been received by the corporation. To be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must provide to the corporation such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at least five days prior to the meeting of stockholders. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.

(b) A stockholder’s notice pursuant to Section 2.2 or Section 2.3 shall include, with respect to each nominee, all fully completed and signed questionnaires prepared by the corporation (including those questionnaires required of the corporation’s directors and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the certificate of incorporation of the corporation or these bylaws, any law, rule, regulation or listing standard that may be applicable to the corporation, and the corporation’s corporate governance policies and guidelines), which questionnaires shall be provided by the Secretary upon written request, and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) except as has been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(c) Notwithstanding the foregoing provisions of Sections 2.2 and 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in those Sections; provided, however, that any references in those Sections to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.2(b)-(c) or Section 2.3(b) of these bylaws. Nothing in these bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the certificate of incorporation or these bylaws.

(d) For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of Sections 2.2 through 2.5, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the company on any calendar day, whether or not a business day.

(e) Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if any stockholder, or stockholder associated person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee for election as a director of the corporation and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder or stockholder associated person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any stockholder or stockholder associated person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder or stockholder associated person shall deliver to the corporation, no later than 5 business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

2.5 PROXY ACCESS FOR DIRECTOR NOMINATIONS

(a) Subject to the terms and conditions of these bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the corporation will include in its proxy statement and on its form of proxy the name of a nominee for election to the board of directors submitted pursuant to this Section 2.5 (a “Stockholder Nominee”), and will include in its proxy statement the “Required Information” (as defined below in Section 2.5(d) of these bylaws), if: (i) the Stockholder Nominee satisfies the eligibility requirements in this Section 2.5; (ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.5 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below in Section 2.5(b) of these bylaws); (iii) the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the corporation’s proxy materials; and (iv) the additional requirements of these bylaws are met.

(b) To qualify as an “Eligible Stockholder,” a stockholder or a group of stockholders as described in this Section 2.5(b) must: (i) own and have owned (as defined below in Section 2.5(c) of these bylaws), continuously for at least three years as of the date of the Stockholder Notice, a number of shares that represents at least three percent (3%) of the outstanding shares of the corporation that are entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”); and (ii) thereafter continue to own the Required Shares through such annual meeting of stockholders. For purposes of satisfying the percentage ownership requirements of this Section 2.5(b), a group of no more than twenty (20) stockholders and/or beneficial owners may aggregate the number of shares of the corporation that each group member has itself individually owned continuously for at least three years as of the date of the Stockholder Notice. No stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as more than one Eligible Stockholder under this Section 2.5, and the same shares may not be attributed to more than one Eligible Stockholder. A group of any two or more funds that are under common management and investment control shall be treated as one stockholder or beneficial owner for purposes of this Section 2.5. Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 2.5 must be satisfied by and as to each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 2.5(b) and except as otherwise provided in this Section 2.5.

(c) For purposes of this Section 2.5:

(i) A stockholder or beneficial owner shall be deemed to “own” only those outstanding shares of the corporation as to which such person possesses both: (A) the full voting and investment power pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (I) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (II) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliates.

(ii) A stockholder or beneficial owner shall “own” shares held in the name of a nominee or other intermediary so long as such stockholder or beneficial owner: (A) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof; and (B) possesses the full economic interest in the shares. The stockholder’s or beneficial owner’s ownership of shares shall be deemed to continue during any period in which such person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder.

(iii) A stockholder’s or beneficial owner’s ownership of shares shall be deemed to continue during any period in which such person has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five (5) business days’ notice. A stockholder or beneficial owner that is deemed to own loaned shares in accordance with the immediately preceding sentence also must, in order for such loaned shares to be deemed owned for purposes of this Section 2.5: (A) recall the loaned shares within five (5) business days of being notified that its Stockholder Nominee will be included in the corporation’s proxy materials for the relevant annual meeting and (B) hold the recalled shares through the relevant annual meeting.

(iv) The terms “owned,” “owning” and other variations of the word “own,” when used with respect to a stockholder or beneficial owner in this Section 2.5, shall have correlative meanings.

(d) For purposes of this Section 2.5, the “Required Information” that the corporation will include in its proxy statement is: (i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a single written statement of the group), not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice, for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.5, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.5 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(e) The Stockholder Notice shall set forth all information, representations and agreements required under Section 2.2(c) of these bylaws, and in addition, such Stockholder Notice shall include: (i) a copy of the Schedule 14N (or any successor form) that has been or concurrently is filed with the SEC as required by Rule 14a-18 under the Exchange Act (or any successor provision); (ii) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N if the relationship existed on the date of submission of the Schedule 14N; (iii) a statement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N (or any successor form) filed with the SEC, (A) setting forth and certifying to the number of shares of the corporation the Eligible Stockholder owns and has owned (as defined in Section 2.5(c) of these bylaws) continuously for at least three years as of the date of the Stockholder Notice and (B) agreeing to continue to own such shares through the annual meeting; and (iv) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties: (A) it will provide (1) within five (5) business days of the record date for the annual meeting, the information required under Section 2.2(c) as of the record date, (2) notification in writing verifying the Eligible Stockholder’s continuous ownership of the Required Shares as of the record date within five (5) business days of such record date, and (3) immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting of stockholders; (B) it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the board at the annual meeting any person other than its Stockholder Nominee(s) nominated pursuant to this Section 2.5, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, and (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; (C) it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (2) indemnify and hold harmless the corporation and its affiliates and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 2.5, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination and any solicitation in connection with the annual meeting, (4) file all materials described below in Section 2.5(g)(ii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available, and (5) at the request of the corporation, promptly, but in any event within five (5)

business days after such request, provide to the corporation prior to the date of the annual meeting such additional information as reasonably requested by the corporation; and (D) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including without limitation withdrawal of the nomination.

(f) To be timely under this Section 2.5, the Stockholder Notice and Required Information must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than thirty (30) days before or sixty (60) after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.4(d) of these bylaws) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(g) An Eligible Stockholder must: (i) within five (5) business days after the date of the Stockholder Notice, provide to the corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder owns, and has owned continuously, in compliance with this Section 2.5; (ii) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and (iii) in the case of any group, within five (5) business days after the date of the Stockholder Notice, provide to the corporation documentation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty (20), including without limitation whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 2.5(b) of these bylaws. The information provided pursuant to this Section 2.5(g) shall be deemed part of the Stockholder Notice for purposes of this Section 2.5.

(h) Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary at the principal executive offices of the corporation, which shall be signed by each Stockholder Nominee and shall represent and agree that such Stockholder Nominee: (i) consents to being named in the corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.2(c) and provided pursuant to Section 2.4(b) of these bylaws; (ii) is not and will not become a party to any Voting Commitment except as has been disclosed to the corporation; (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee or director, which such agreement, arrangement or understanding has not been disclosed to the corporation; (iv) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, any other corporation policies and guidelines applicable to directors, and any applicable law, rule or regulation or listing standard; and (v) at the request of the corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and provide to the corporation such other information as it may reasonably request. The corporation may request such additional information as necessary to permit the board of directors to determine if each Stockholder Nominee satisfies the requirements of this Section 2.5.

(i) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including without limitation by omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.5.

(j) Notwithstanding anything to the contrary contained in this Section 2.5, the corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation if: (i) the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 2.5), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 2.5) was not, when provided, true, correct and complete, or otherwise fails to comply with its obligations pursuant to these bylaws, including but not limited to its obligations under this Section 2.5; (ii) the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provisions), (C) is a party to any agreement, arrangement or understanding with any person or entity that would compromise the Stockholder Nominee’s ability to fulfill its fiduciary duties as an independent director, (D) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (E) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten (10) years, or (F) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (iii) the corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the board of directors pursuant to Section 2.2(b)(iii) of these bylaws and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.5; (iv) the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a participant (as defined in Item 4 of Exchange Act Schedule 14A) in another person’s, solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors; or (v) the election of the Stockholder Nominee to the board of directors would cause the corporation to violate the certificate of incorporation of the corporation, these bylaws, or any applicable law, rule, regulation or listing standard.

(k) The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the corporation’s proxy materials pursuant to this Section 2.5 shall not exceed the greater of: (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.5, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%) (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by (A) any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 2.5 but who the board of directors decides to nominate as a board nominee and (B) any nominees who were previously elected to the board of directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the board of directors as a board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.5 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement and include such specified rank in its Stockholder Notice submitted to the corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.5 exceeds the Permitted Number, the corporation shall determine which Stockholder Nominees shall be included in the corporation’s proxy materials in accordance with the following provisions: the highest ranking Stockholder Nominee of each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the corporation. If the Permitted Number is not reached after each Eligible Stockholder has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.5 thereafter is nominated by the board of directors, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including without limitation the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.5), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(l) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders, but who either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including without limitation for the failure to comply with any provision of these bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.5 for the next two annual meetings.

(m) The board of directors (and any other person or body authorized by the board of directors) shall have the power and authority to interpret this Section 2.5 and to make any and all determinations necessary or advisable to apply this Section 2.5 to any persons, facts or circumstances, including without limitation the power to determine in good faith: (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder; (ii) whether a Stockholder Notice complies with this Section 2.5 and has otherwise met the requirements of this Section 2.5; (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 2.5; and (iv) whether any and all requirements of this Section 2.5 have been satisfied. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law or otherwise determined by the chairman of the meeting or the board of directors, if the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 2.5, or if the Eligible Stockholder (or a qualified representative of the stockholder, as defined in Section 2.4(a) of these bylaws) does not appear at the annual meeting of stockholders of the corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the corporation. This Section 2.5 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials.

2.6 NOTICE OF MEETINGS OF STOCKHOLDERS

Except as otherwise provided by the Delaware General Corporation Law, all notices of meetings of stockholders shall be sent or otherwise given to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting in accordance with Section 2.7 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place (if any), date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present, in person, and vote at the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election. Such notice shall also include the name of any Stockholder Nominees that will be included in the corporation’s proxy materials pursuant to Section 2.5 of these bylaws.

2.7 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Notice of any meeting of stockholders shall be given in accordance with Section 232 of the Delaware General Corporation Law. Notice shall be deemed given as set forth in Article VIII.

2.8 QUORUM

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.9 of these bylaws.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless (a) the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question; or (b) the matter is brought pursuant to the rules of an exchange upon which the securities of the corporation are listed, in which case such rules will determine the required vote.

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.9 ADJOURNED MEETING; NOTICE

Any meeting of the stockholders may be adjourned for such periods as the chairman of the meeting shall direct. When a meeting is adjourned to another time or place (if any), including without limitation an adjournment taken to address a technical failure to convene or continue a meeting using remote communication, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the Delaware General Corporation Law. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the Delaware General Corporation Law and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.10 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder will be entitled to one vote for each share of capital stock registered in such stockholder’s name on the books of the corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT

Unless otherwise provided by the certificate of incorporation and applicable law, the stockholders of the corporation may not take action by written consent without a meeting, and any such actions must be taken at a duly called annual or special meeting.

2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

For purposes of determining the stockholders entitled to notice of any meeting of stockholders, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing such record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determining stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determining stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.12.

The record date for any other purpose shall be as provided in Section 7.1 of these bylaws.

2.13 PROXIES

Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to this Section 2.13, the following shall constitute a valid means by which a stockholder may grant such authority: (a) a stockholder may execute a document authorizing another person or persons to act for such stockholder as proxy (and execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent), or (b) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

2.14 ORGANIZATION

The board of directors shall designate a chairman to preside over all annual meetings or special meetings of stockholders, provided that if the board of directors does not so designate such a presiding officer, then the chairman of the board, if one is elected, shall preside over such meetings. If the board of directors does not so designate such a presiding officer and there is no chairman of the board or the chairman of the board is unable to so preside or is absent, then the chief executive officer shall preside over such meetings, provided further that if there is no chief executive officer or the chief executive officer is unable to so preside or is absent, then the president shall preside over such meetings. The secretary of the corporation, or a person designated by the chairman of the meeting, shall act as secretary of the meeting. The board of directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, and/or to the extent the board of directors shall have not adopted any such rules or regulations, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Subject to any rules and regulations adopted by the board of directors, the chairperson of the meeting may convene and, for any reason, from time to time, adjourn and/or recess any meeting of stockholders.

2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

2.16 REMOTE COMMUNICATION

For the purposes of these bylaws, if authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, the stockholders and proxyholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation will implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, the corporation will maintain a record of such vote or other action.

2.17 DELIVERY OF INFORMATION BY STOCKHOLDERS

Whenever Article II of these bylaws requires one or more persons (including without limitation a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including without limitation any notice, request, questionnaire, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including without limitation an overnight courier service) or by certified or registered mail, return receipt requested.

Article III.

DIRECTORS

3.1 POWERS

Subject to the provisions of the Delaware General Corporation Law and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER OF DIRECTORS

The number of directors may be set by resolution duly adopted by the board of directors, or by an amendment to this bylaw duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation, at one or more directors.

3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders. Each director, including a director elected or appointed to fill a vacancy or newly created directorship, shall hold office until the next annual meeting of stockholders for the election of directors and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Except as otherwise provided by the certificate of incorporation or these bylaws, each director shall be elected by the vote of the majority of votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided that if (a) the secretary receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the requirements of Section 2.2, Section 2.3 or, with respect to annual meetings only, Section 2.5, and (b) such nomination has not been withdrawn by such stockholder on or before the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission such that the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.3, “a majority of votes cast” means that the number of shares voted “for” a nominee exceeds the votes cast “against” a nominee’s election, with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” a nominee’s election.

3.4 RESIGNATION AND VACANCIES

Any director may resign effective on giving written notice or notice by electronic transmission to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective or specifies that the resignation shall occur upon the happening of an event or events. If the resignation of a director is effective at a future time or upon the happening of an event or events, the remaining directors, including the director who has submitted such resignation, may elect a successor to take office when the resignation becomes effective.

Unless otherwise provided by the certificate of incorporation, vacancies and newly created directorships in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

3.5 REMOVAL OF DIRECTORS

Except as otherwise provided by the certificate of incorporation or applicable law, any director may be removed, with or without cause, by the holders of a majority in voting power of the outstanding shares then entitled to vote for the election of such director. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting of the board, regular or special, and any meeting of any committee of the board, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such participating directors shall be deemed to be present in person at the meeting.

3.7 REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time as shall from time to time be determined by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

3.8 SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, express mail, courier service, or facsimile, charges prepaid, or by any means of electronic transmission, including electronic mail, addressed to each director at that director’s address, telephone number, facsimile number or address for electronic transmission, as the case may be, as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile, or means of electronic transmission, it shall be delivered personally or by telephone or means of electronic transmission at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation or by conference telephone or similar communications equipment. Moreover, a notice of meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a meeting.

3.9 QUORUM

Except as otherwise provided by the certificate of incorporation or applicable law, a majority of the authorized number of directors shall constitute a quorum for the transaction of business, and every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the board of directors.

3.10 ADJOURNMENT

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board to another time and place.

3.11 NOTICE OF ADJOURNMENT

Notice of the time and place of holding an adjourned meeting of the board of directors need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these bylaws, to the directors who were not present at the time of the adjournment.

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13 FEES AND COMPENSATION OF DIRECTORS

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.14 SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION

In the event only one director is required by these bylaws or the certificate of incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the board of directors.

Article IV.
COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The board of directors may designate one (1) or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (ii) adopt, amend or repeal the bylaws of the corporation. Unless otherwise provided in the certificate of incorporation or the resolutions of the board of directors designating a committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

4.2 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these bylaws: Section 3.6 (place of meetings; meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings; notice), Section 3.9 (quorum), Section 3.10 (adjournment), Section 3.11 (notice of adjournment) and Section 3.12 (board action by written consent without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, and that special meetings of committees may also be called by resolution of the board of directors.

The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

4.3 COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Article V.
OFFICERS

5.1 OFFICERS

The Corporate Officers of the corporation shall be a chief executive officer, a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, a treasurer, one or more vice presidents (however denominated), one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

In addition to the Corporate Officers of the corporation described above, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president or the chief executive officer of the corporation in accordance with the provisions of Section 5.12 of these bylaws.

5.2 ELECTION OF OFFICERS

The Corporate Officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment, and shall hold their respective offices for such terms as the board of directors may from time to time determine.

5.3 SUBORDINATE OFFICERS

The board of directors may appoint, or may empower the president or the chief executive officer to appoint, such other Corporate Officers as the business of the corporation may require, each of whom shall hold office for such period, have such power and authority, and perform such duties as are provided in these bylaws or as the board of directors, may from time to time determine.

The president may from time to time designate and appoint Administrative Officers of the corporation in accordance with the provisions of Section 5.12 of these bylaws.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Any Corporate Officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of a Corporate Officer chosen by the board of directors, by any Corporate Officer upon whom such power of removal may be conferred by the board of directors.

Any Corporate Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Corporate Officer is a party.

Any Administrative Officer designated and appointed by the president or the chief executive officer may be removed, either with or without cause, at any time by the president. Any Administrative Officer may resign at any time by giving written notice to the president or to the secretary of the corporation.

5.5 VACANCIES IN OFFICES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

5.6 CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise such other powers and perform such other duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7 CHIEF EXECUTIVE OFFICER; PRESIDENT

Subject to (i) such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, and (ii) the contrary determination of the board of directors, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.8 VICE PRESIDENTS

In the absence or disability of the president, and if there is no chairman of the board, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.9 SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a stock ledger or a duplicate stock ledger, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.10 CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws. The president may direct the treasurer or any assistant treasurer to assume and perform the duties of the chief financial officer in the absence or disability of the chief financial officer, and the treasurer and each assistant treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the board of directors or the president shall designate from time to time.

5.11 ASSISTANT SECRETARY

The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

5.12 ADMINISTRATIVE OFFICERS

In addition to the Corporate Officers of the corporation as provided in Section 5.1 of these bylaws and such subordinate Corporate Officers as may be appointed in accordance with Section 5.3 of these bylaws, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president or chief executive officer of the corporation. Administrative Officers shall perform such duties and have such powers as from time to time may be determined by the president, chief executive officer or board of directors in order to assist the Corporate Officers in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such Administrative Officers shall have limited authority to act on behalf of the corporation as the board of directors, or president or chief executive officer, as applicable, shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such Administrative Officers on behalf of the corporation, which limitations may not be exceeded by such individuals or altered without further approval by the board of directors, president or chief executive officer, as applicable.

5.13 AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing powers, authority and duties, all officers of the corporation shall respectively have such authority and powers and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.

Article VI.
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, indemnify any person against expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or, while serving as a director or officer of such predecessor corporation, is or was serving at the request of such predecessor corporation as a director or officer of another enterprise. Notwithstanding the foregoing, but subject to Section 6.10, the corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized in the specific case by the board of directors of the corporation.

6.2 INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the maximum extent and in the manner permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation shall mean any person (other than a director or officer of the corporation) (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or was serving at the request of a predecessor corporation of the corporation as an officer, director, employee or agent of another enterprise.

6.3 INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

6.4 EXPENSES

The corporation shall advance to any person eligible for indemnification pursuant to Section 6.1 hereof, and may advance to any person eligible for indemnification pursuant to Section 6.2 hereof, prior to the final disposition of the proceeding, all expenses reasonably incurred by any such person in connection with defending such proceeding, upon receipt of a request therefor and an undertaking by or on behalf of such person to repay such amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise. Notwithstanding the foregoing, but subject to Section 6.10, the corporation shall not be required to advance expenses in connection with any proceeding (or part thereof) initiated by any person unless the proceeding was authorized in advance by the board of directors of the corporation.

Notwithstanding anything to the contrary set forth herein, unless otherwise determined pursuant to Section 6.5, the corporation shall not be obligated to advance or continue to advance expenses to any person (other than any current or former director of the corporation, as to whom this paragraph shall not apply) in any proceeding if a determination is reasonably and promptly made (i) by the board of directors by a majority vote of Disinterested Directors, even though less than a quorum, (ii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion, or (iii) by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

6.5 NON-EXCLUSIVITY OF RIGHTS; OTHER SOURCES

The rights conferred on any person by this Article VI will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

The corporation’s obligation, if any, to indemnify or to advance expenses to any person who is or was serving at its request as a director, officer, employee or agent of another enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other enterprise.

6.6 SURVIVAL OF RIGHTS

The rights conferred on any person by this Article VI will continue as to a person who has ceased to be a director, officer, employee or other agent and will inure to the benefit of the heirs, executors and administrators of such a person.

6.7 AMENDMENTS

Any repeal or modification of this Article VI will only be prospective and will not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

6.8 SEVERABILITY

If any provision or provisions of this Article VI will be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.9 NOTICE

Any notice, request or other communication required or permitted to be given to the corporation under this Article VI will be in writing and either delivered in person or sent by confirmed telecopy, electronic mail, overnight mail or courier service, or certified or registered mail, postage or charges prepaid, return copy requested, to the secretary of the corporation and will be effective only upon receipt by the secretary.

6.10 CLAIMS

If a claim for indemnification required by this Article VI (following the final disposition of such proceeding) is not paid in full within sixty days after the corporation has received a claim therefor by the person entitled thereto, or if a claim for any advancement of expenses required by this Article VI is not paid in full within thirty days after the corporation has received a statement or statements from the person entitled thereto requesting such amounts to be advanced, such person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, such person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.

6.11 DEFINITIONS

For purposes of this bylaw:

“Disinterested Director” will mean a director of the corporation who is not and was not a party to the matter in respect of which indemnification or advancement of expenses is sought by the claimant.

“Independent Counsel” will mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and will include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Article VI.

Article VII.
GENERAL MATTERS

7.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action.

If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution.

7.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

7.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

The board of directors, except as otherwise provided in these bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.4 STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by any two authorized officers of the corporation, including without limitation, the chairman of the board of directors, vice-chairman of the board of directors, the president, a vice-president, the treasurer, an assistant treasurer, the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

In the case of certificated shares of stock, upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In the case of uncertificated shares of stock, upon delivery to the secretary or transfer agent of the corporation of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing and upon compliance with appropriate procedures for transferring shares in uncertificated form, it shall be the duty of the corporation to record the transaction upon its books.

7.5 LOST CERTIFICATES

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it that is alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.6 TRANSFER AGENTS AND REGISTRARS

The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the corporation may necessitate.

7.7 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, as used in these bylaws, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

Article VIII.
MANNER OF GIVING NOTICE AND WAIVER

8.1 NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders shall be deemed given as provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2 NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the Delaware General Corporation Law, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission (as defined in Section 232(d)(1) of the Delaware General Corporation Law) in the manner permitted by Section 232 of the Delaware General Corporation Law.

8.3 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the Delaware General Corporation Law, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the Delaware General Corporation Law, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

8.4 EXCEPTIONS TO REQUIREMENT OF NOTICE

(a) Whenever notice is required to be given under the Delaware General Corporation Law, the certificate of incorporation or these bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(b) Whenever notice is required to be given under the Delaware General Corporation Law or the certificate of incorporation or these bylaws to any stockholder to whom (i) notice of two (2) consecutive annual meetings, and all notices of meetings to such person during the period between such two (2) consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any of the other sections of this title, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this subsection. The exception in Section 8.4(b)(i) to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission. The exception in Section 8.4(b)(i) of this section to the requirement that notice be given shall not be applicable to any stockholder whose electronic mail address appears on the records of the corporation and to whom notice by electronic transmission is not prohibited by Section 232 of the Delaware General Corporation Law.

8.5 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Article IX.
AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at meetings of stockholders as of the record date; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

Article X.
FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the corporation to the corporation or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws, or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine.

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